424(B)(3)
                                                                      333-124412

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 25, 2006 TO THE MAY 1, 2006 PROSPECTUS FOR:
MEMBERS RETIREMENT PROGRAM
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Statement of Additional Information, dated May 1, 2006, as previously supplemented (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of the Prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus.

Portfolio/Option Name Changes

All references in the Prospectus to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:

-----------------------------------------------------------------------------------------------------------
 Current Fund Name                                  New Fund Name
-----------------------------------------------------------------------------------------------------------
Alliance Balanced Fund*                            AllianceBernstein Balanced Fund
-----------------------------------------------------------------------------------------------------------
Alliance Growth Equity Fund*                       AllianceBernstein Growth Equity Fund
-----------------------------------------------------------------------------------------------------------
Alliance Mid Cap Growth Fund*                      AllianceBernstein Mid Cap Growth Fund
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities**   EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------
EQ/Alliance International**                        EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value**                   EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------

*    Portfolio/option name change effective on or about November 1, 2006.

**   Portfolio/option name change effective September 18, 2006.

                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234


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